United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2015

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

References in this Current Report to PCS Edventures!.com, Inc., refer to the Registrant and its subsidiaries, including the words “PCS”, “PCSV”, “we”, “our”, “us” and words of similar import.

FORWARD-LOOKING STATEMENTS

Except for historical facts, all matters discussed in the Press Release attached to this Current Report, which are forward-looking, involve a high degree of risk and uncertainty. Certain statements in this Press Release set forth management’s intentions, plans, beliefs, expectations, or predictions of the future based on current facts and analyses. When we use the words “believe”, “expect”, “anticipate”, “estimate”, “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated in such statements, due to a variety of factors, risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other companies within the Educational Industries, economic conditions in the Company’s primary markets, exchange rate fluctuation, reduced product demand, increased competition, inability to produce required capacity, unavailability of financing, government action, weather conditions and other uncertainties, including those detailed in the Company’s SEC filings. The Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below.

Item 8.01 Other Information.

On December 31, 2015, Mr. Hackett, the holder of these promissory notes, approved a Note Extension Agreement extending the due dates of the specific Promissory Notes detailed in the Note Table below:

Note Table

Note Holder	Original Principal Balance	Principal 11/30/15	Origination Date	Original Due Date	Amended Due Date	Interest Rate
Todd Hackett	$870,457	$892,679	10/21/14	05/31/15	1/31/2016	10%
Todd Hackett	$400,000	$400,000	01/16/15	06/30/15	1/31/2016	10%
Todd Hackett	$135,000	$135,000	2/17 & 3/5/15	06/30/15	1/31/2016	10%
Todd Hackett	$135,000	$40,000	04/20/15	06/30/15	11/31/2016	10%
Todd Hackett	$200,000	$200,000	10/21/2014	10/22/15	1/31/2016	10%

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	December 31, 2015	By:	/s/ Robert Grover
Executive Vice President

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